Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-219172

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated October 3, 2019

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 6, 2017)

                 Shares

Common Stock

We are offering                  shares of our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HRTX.” On October 2, 2019, the last reported sale price of our common stock was $18.64 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page  S-8 of this prospectus supplement and in the accompanying prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus, for certain risks you should consider. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, carefully before you make your investment decision.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)(2)	$	$
Proceeds to Heron Therapeutics, Inc., before Expenses	$	$

(1)	See “Underwriting” beginning on Page S-12 of this prospectus supplement for additional information regarding total underwriting compensation.
(2)	There will be no underwriting discount or commission paid with respect to any shares of common stock Tang Capital Partners, LP may purchase in this offering.

The underwriters may also exercise their option to purchase up to an additional                  shares of our common stock from us at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

In addition, Tang Capital Partners, LP, an affiliate of Kevin Tang, the Chairman of our Board of Directors, has indicated an interest in purchasing shares of our common stock in this offering at the public offering price. This indication of interest is not a binding agreement or commitment to purchase shares in this offering. The underwriters will not receive any underwriting discounts or commissions with respect to any of these sales.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock will be ready for delivery on or about October     , 2019.

Joint Book-Running Managers

Jefferies	Cowen	Evercore ISI

Lead Manager

Cantor

Co-Managers

JMP Securities	Needham & Company	Northland Capital Markets

Prospectus Supplement dated October     , 2019.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the date of those respective documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in this prospectus supplement and the accompanying prospectus in the sections entitled “Information Incorporated by Reference” and “Where You Can Find Additional Information,” including our audited financial statements and descriptions of our business.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in the prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing.

In this prospectus supplement, “Heron,” the “Company,” “we,” “us,” “our” and similar terms refer to Heron Therapeutics, Inc. References to our “common stock” refer to the common stock of Heron Therapeutics, Inc. Heron Therapeutics®, the Heron logo, SUSTOL®, CINVANTI® and Biochronomer® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus supplement are the property of their respective owners.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “might,” “plan,” “assume” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from our anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•

our ability to successfully commercialize, market and achieve market acceptance of SUSTOL® (granisetron) extended-release injection (“SUSTOL”), CINVANTI® (aprepitant) injectable emulsion (“CINVANTI”) and future product candidates, including HTX-011, and our positioning relative to competing products;

•	our ability to establish satisfactory pricing and obtain adequate reimbursement from government and third-party payors for SUSTOL, CINVANTI or any other products we may develop;

•	whether study results of our products are indicative of the results in future studies;

•	the potential regulatory approval for and commercial launch of HTX-011;

•	the potential market opportunities for SUSTOL, CINVANTI and HTX-011;

•	our competitors’ activities, including decisions as to the timing of competing product launches, generic entrants, pricing and discounting;

•

whether safety and efficacy results of our clinical studies and other required tests for approval of our product candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our product candidates;

•

our ability to develop, acquire and advance product candidates into, and successfully complete, clinical studies, and our ability to submit for and obtain regulatory approval for product candidates in our anticipated timing, or at all;

•

our ability to meet the postmarketing study requirements within the U.S. Food and Drug Administration’s (“FDA”) mandated timelines and to obtain favorable results and comply with standard postmarketing requirements including U.S. federal advertising and promotion laws, federal and state anti-fraud and abuse laws, healthcare information privacy and security laws, safety information, safety surveillance, and disclosure of payments or other transfers of value to healthcare professionals and entities for SUSTOL, CINVANTI or any of our product candidates;

•	our ability to successfully develop and achieve regulatory approval for other future product candidates utilizing our proprietary Biochronomer® drug delivery technology (“Biochronomer Technology”);

•	our ability to establish key collaborations and vendor relationships for our products and any other future product candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	unanticipated delays due to manufacturing difficulties, supply constraints or changes in the regulatory environment;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	uncertainties associated with obtaining and enforcing patents to protect our products, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	our estimates regarding our capital requirements;

•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities; and

•	our expected use of proceeds from this offering.

Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and elsewhere in documents incorporated by reference herein. You should carefully review all of these factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this prospectus supplement, and except as required by law, we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus supplement may also contain estimates, projections and other information concerning our industry, our business and the markets for certain diseases or conditions, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the sections entitled “Information Incorporated by Reference” and “Where You Can Find Additional Information” in the accompanying prospectus. In particular, you should carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and periodic reports incorporated herein by reference.

Our Company

We are a commercial-stage biotechnology company focused on improving the lives of patients by developing best-in-class treatments to address some of the most important unmet patient needs. We are developing novel, patient-focused solutions that apply our innovative science and technologies to already-approved pharmacological agents for patients suffering from pain or cancer.

On August 9, 2016, our first commercial product, SUSTOL, was approved by the FDA. SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (“MEC”) or anthracycline and cyclophosphamide combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 receptor antagonist that utilizes our proprietary Biochronomer Technology to maintain therapeutic levels of granisetron for ≥5 days. We commenced commercial sales of SUSTOL in the U.S. in October 2016.

On November 9, 2017, our second commercial product, CINVANTI, was approved by the FDA. CINVANTI is indicated in combination with other antiemetic agents in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (“HEC”) including high-dose cisplatin and nausea and vomiting associated with initial and repeat courses of MEC. CINVANTI is an intravenous (“IV”) formulation of aprepitant, a substance P/neurokinin-1 (“NK1”) receptor antagonist. CINVANTI is the only IV formulation of an NK1 receptor antagonist indicated for the prevention of acute and delayed nausea and vomiting associated with HEC and nausea and vomiting associated with MEC that is free of polysorbate 80 or any other synthetic surfactant. We commenced commercial sales of CINVANTI in the U.S. in January 2018. On February 26, 2019, we announced that the FDA approved our supplemental New Drug Application for CINVANTI, for IV use, which expanded the administration of CINVANTI beyond the initially approved administration method (a 30-minute IV infusion) to include a 2-minute IV injection.

HTX-011, which utilizes Heron’s proprietary Biochronomer Technology, is an investigational, long-acting, extended-release formulation of the local anesthetic bupivacaine in a fixed-dose combination with the anti-inflammatory meloxicam for postoperative pain management. By delivering sustained levels of both a potent anesthetic and a local anti-inflammatory agent directly to the site of tissue injury, HTX-011 was designed to deliver superior pain relief while reducing the need for systemically administered pain medications such as opioids, which carry the risk of harmful side effects, abuse and addiction. HTX-011 has been shown to reduce pain significantly better than placebo or bupivacaine alone in five diverse surgical models: hernia repair, abdominoplasty, bunionectomy, total knee arthroplasty and breast augmentation. HTX-011 was granted Fast Track designation from the FDA in the fourth quarter of 2017 and Breakthrough Therapy designation in the second quarter of 2018. We submitted a New Drug Application (“NDA”) for HTX-011 to the FDA in October of 2018 and received Priority Review designation in December of 2018. A Complete Response Letter (“CRL”) was received from the FDA regarding the NDA for HTX-011 on April 30, 2019. The CRL stated that the FDA was unable to approve the NDA in its present form based on the need for additional Chemistry, Manufacturing and Controls and non-clinical information. Based on the complete review of the NDA, the FDA did not identify any clinical safety or efficacy issues, and there was no requirement for further clinical studies or data analyses. In April 2019, we announced that the Marketing Authorisation Application (“MAA”) for HTX-011 was validated by the European Medicines Agency (“EMA”). Validation of the MAA confirms that the submission is complete and starts the EMA’s Centralised Procedure. The EMA granted eligibility to the Centralised Procedure for HTX-011 based on it meeting the criteria of a medicinal product constituting a significant scientific innovation. The Centralised Procedure allows applicants to receive a marketing authorisation that is valid throughout the European Union. An opinion from the EMA Committee for Medicinal Products for Human Use is anticipated in the first half of 2020.

HTX-034, our next generation product candidate for postoperative pain management, is in development for postoperative pain via local application. Based on the positive results of preclinical studies in which HTX-034 demonstrated significant pain reduction for seven days, we have initiated formal development of this next-generation postoperative pain management product candidate.

Recent Developments

In October 2019, we announced that we had resubmitted our NDA to the FDA for HTX-011. We anticipate a 6-month review by the FDA. The NDA for HTX-011 was resubmitted based on the outcome and final minutes of a Type A meeting with the FDA, which was conducted to obtain clarity on the CRL issued by the FDA in April 2019.

In October 2019, we also announced positive topline results of a multi-center postoperative pain management study in which 51 patients undergoing total knee arthroplasty (“TKA”) surgery received the investigational agent, HTX-011, together with a scheduled postoperative regimen of generic, oral analgesics (acetaminophen and celecoxib). A follow-on study to the Phase 2b study of HTX-011 in TKA (Study 209) that was completed in 2018, this study was designed to evaluate the decrease in pain and opioid use with HTX-011 when used together with a regimen of generic oral analgesics. In Study 209, HTX-011 significantly reduced pain and opioid use compared to placebo through 72 hours and significantly reduced pain compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control, using a last observation carried forward (LOCF) analysis. The Phase 3b study included the same multimodal, oral analgesic regimen as a prior published study with liposomal bupivacaine in TKA (Mont doi: 10.1016/j.arth.2017.07.024).

Topline results of this Phase 3b study include the following:

•	Mean pain scores remained in the mild range through 72 hours post-surgery.

•	Median consumption of opioids was 4-to-5 pills of oxycodone (22.5 morphine milligram equivalents) through 72 hours.

•	75% of patients were discharged from the hospital without a prescription for opioids.

•	HTX-011, together with the multimodal, oral analgesic regimen, was well tolerated in this study. There were no deaths, serious adverse events or premature discontinuations due to adverse events.

These Phase 3b study results in TKA complement the positive results of HTX-011 studies in hernia repair and bunionectomy. In January 2019, Heron reported that 90% of patients who received HTX-011 together with a regimen of over-the-counter (“OTC”) oral analgesics (acetaminophen and ibuprofen) did not require opioids through 72 hours post-hernia repair surgery. In March 2019, Heron reported that 77% of patients that received HTX-011 together with the OTC oral analgesic regimen did not require opioids through 72 hours post bunionectomy.

Recent Financial Results

As of September 30, 2019, we estimate that our cash, cash equivalents and short-term investments were approximately $256.3 million. Our independent registered public accounting firm, OUM & Co. LLP, has not reviewed, and does not express an opinion with respect to, these estimates. Our actual cash, cash equivalents and short-term investments as of September 30, 2019 may differ from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our third fiscal quarter are finalized.

Corporate Information

We have executive offices located at 4242 Campus Point Court, Suite 200, San Diego, California 92121, and our telephone number is (858) 251-4400. Our website address is www.herontx.com. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. No portion of our website is incorporated by reference into this prospectus supplement. The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are also available to the public on the SEC’s web site at http://www.sec.gov.

THE OFFERING

Common Stock We Are Offering Pursuant to this Prospectus Supplement	shares

Common Stock to be Outstanding after this Offering	shares

Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock.

Use of Proceeds	We intend to use the net proceeds from this offering for the commercial launch of HTX-011, if approved by the FDA, the continued commercialization and marketing of SUSTOL and CINVANTI, our ongoing and future clinical trials, including further clinical studies for HTX-011, preclinical development work, other product development activities and general corporate purposes. See “Use of Proceeds.”

The Nasdaq Capital Market Symbol	“HRTX”

Risk Factors	This investment involves a high degree of risk. You should read the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of our common stock shown above to be outstanding after this offering is based on the 79,778,677 shares of our common stock outstanding as of June 30, 2019 and excludes:

•	13,545,214 shares of our common stock subject to options outstanding as of June 30, 2019 having a weighted average exercise price of $19.31 per share;

•	8,532,164 shares of our common stock that have been reserved for issuance in connection with future grants under our Amended and Restated 2007 Equity Incentive Plan (“2007 Plan”) as of June 30, 2019;

•	432,339 shares of our common stock that have been reserved for issuance under our Employee Stock Purchase Plan (“ESPP”) as of June 30, 2019;

•	640,164 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of June 30, 2019 having a weighted average exercise price of $1.14 per share; and

•	8,728,911 shares of our common stock issuable upon the conversion of outstanding principal due under outstanding secured convertible promissory notes as of June 30, 2019.

If the underwriters’ option to purchase additional shares of our common stock is exercised in full, we will issue and sell an additional                  shares of our common stock and will have                  shares of our common stock outstanding after the offering.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Interim, topline or preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose interim, topline, or preliminary data from our clinical trials, such as the results from our Phase 3b clinical trial of HTX-011 for patients undergoing TKA, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a full analyses of all data related to the particular trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, topline, or preliminary results that we report may differ from future results of the same trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. We may also disclose interim data from our clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse differences between interim, topline, or preliminary data and final data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our business in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, product candidate or our business. If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize our product candidates, our business, operating results, prospects or financial condition may be harmed.

Risks Relating to this Offering

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately.

Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in short-term, interest-bearing, investment-grade securities. These investments may not yield a favorable return to our stockholders. See “Use of Proceeds.”

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution of $        per share because the public offering price of $        per share is substantially higher than the as-adjusted net tangible book value of our outstanding common stock. In addition, you may also experience additional dilution after this offering on any future equity issuances, including the issuance of common stock in connection with the 2007 Plan, the ESPP and upon the conversion of outstanding principal due under outstanding secured convertible promissory notes. See “Dilution” for additional information.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock that we are offering will be approximately $                million, or approximately $                million if the underwriters exercise in full their option to purchase up to             additional shares of our common stock, after deducting the underwriting discounts and commissions, but before deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the commercial launch of HTX-011, if approved by the FDA, the continued commercialization and marketing of SUSTOL and CINVANTI, our ongoing and future clinical trials, including further clinical studies for HTX-011, preclinical development work, other product development activities and general corporate purposes.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

Dilution represents the difference between the amount per share of common stock paid by purchasers in this offering and the as-adjusted net tangible book value per share of common stock immediately after this offering. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of shares of our common stock outstanding as of June 30, 2019. Our net tangible book value as of June 30, 2019 was approximately $305.4 million, or $3.83 per share of common stock.

After giving effect to the sale of shares of our common stock in this offering at the public offering price of $        per share of common stock and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2019 would have been approximately $        million, or $        per share of common stock. This represents an immediate increase in net tangible book value of $        per share to existing stockholders and immediate dilution in net tangible book value of $        per share of common stock to purchasers in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock			$
Net tangible book value per share of common stock as of June 30, 2019		$3.83
Increase in net tangible book value per share of common stock attributable to purchasers in this offering	$

As-adjusted net tangible book value per share of common stock immediately after this offering			$

Dilution per share of common stock to purchasers of shares in this offering			$

If the underwriters exercise in full their option to purchase                  additional shares of our common stock at the public offering price of $        per share of common stock, the as-adjusted net tangible book value after this offering would be $        per share of common stock, representing an increase in net tangible book value of $        per share of common stock attributable to purchasers in this offering and immediate dilution of $        per share of common stock to purchasers in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 79,778,677 shares of our common stock outstanding as of June 30, 2019 and excludes:

•	13,545,214 shares of our common stock subject to options outstanding as of June 30, 2019 having a weighted average exercise price of $19.31 per share;

•	8,532,164 shares of our common stock that have been reserved for issuance in connection with future grants under the 2007 Plan as of June 30, 2019;

•	432,339 shares of our common stock that have been reserved for issuance under the ESPP as of June 30, 2019;

•	640,164 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of June 30, 2019 having a weighted average exercise price of $1.14 per share; and

•	8,728,911 shares of our common stock issuable upon the conversion of outstanding principal due under outstanding secured convertible promissory notes as of June 30, 2019.

To the extent that outstanding options or warrants are exercised, purchasers in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated October     , 2019, among us and Jefferies LLC, Cowen and Company, LLC and Evercore Group, L.L.C., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of our common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Cowen and Company, LLC
Evercore Group, L.L.C.
Cantor Fitzgerald & Co.
JMP Securities LLC
Needham & Company, LLC
Northland Securities, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of our common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of our common stock subject to their acceptance of the shares of our common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of our common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $        per share of our common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $        per share of our common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        . We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $10,000.

In addition, Tang Capital Partners, LP, an affiliate of Kevin Tang, the Chairman of our Board of Directors, has indicated an interest in purchasing shares of our common stock in this offering at the public offering price. This indication of interest is not a binding agreement or commitment to purchase shares in this offering. The underwriters will not receive any underwriting discounts or commissions with respect to any of these sales.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “HRTX.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of                  shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

•

otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of our common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. Except for customary lock-up exceptions, including an exception allowing our directors and officers to make sales under preexisting 10b5-1 plans, there are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period; provided, however, that the lock-up agreement for Kevin Tang, the Chairman of our Board of Directors, permits him to make gifts of securities subject to the lock-up agreement without requiring the recipient of such securities to execute a similar lock-up agreement.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and accounting prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompany prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of shares of common stock which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock referred to in (a) to (c) above shall result in a requirement for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares of common stock is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any shares of common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriters and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares of common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares of common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of common stock. Accordingly, any person making or intending to make an offer in that Member State of shares of common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of common stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Corporations Act), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriters provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the common stock will be deemed to have represented to the Company and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of San Francisco, California will pass on the validity of the shares of our common stock offered hereby. Latham & Watkins LLP of San Diego, California is counsel to the underwriters in connection with this offering.

EXPERTS

OUM & Co. LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019;

2.

The information specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December  31, 2018, from the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2019;

3.	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, which were filed with the SEC on May 9, 2019 and August 5, 2019, respectively;

4.

The Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2019, February 5, 2019, February  8, 2019, February 26, 2019, March  11, 2019, April 1, 2019, May  1, 2019, June 19, 2019, July  17, 2019, October 1, 2019, October  1, 2019, October 1, 2019 and October 2, 2019; and

5.

The description of the Company’s common stock contained in Amendment No. 3 to that certain registration statement on Form 8-A, filed with the SEC on July 6, 2017 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Secretary at Heron Therapeutics, Inc., 4242 Campus Point Court, Suite 200, San Diego, California 92121, telephone number (858) 251-4400. You may also find these documents in the “Investor Relations” section of our website, www.herontx.com. The information on our website is not incorporated into this prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public at the SEC’s web site at http://www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Under this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, an indeterminate number of shares of our common stock, preferred stock, and warrants or any combination thereof, separately, together or in series. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock and the preferred stock may be convertible into or exchangeable for common stock. Each time securities are offered or sold pursuant to this prospectus, we will describe in a prospectus supplement the securities being offered and sold, as well as the specific terms of the securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “HRTX.” On July 5, 2017, the last reported sale price on The NASDAQ Capital Market was $14.00 per share.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of our common stock, preferred stock or warrants unless accompanied by a prospectus supplement.

We or any selling stockholder may offer these securities in amounts, at prices and on terms determined at the time of offering. We or any selling stockholder may sell the securities directly to investors, through agents we select, or through underwriters and dealers we select. See “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 5 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2017

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Heron Therapeutics®, the Heron logo, SUSTOL®, CINVANTI™ and Biochronomer® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and any applicable prospectus supplement are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, or any combination thereof, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the securities being offered and specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or related free writing prospectus, you should rely on the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information” before you invest in our securities.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•

our ability to successfully commercialize, market and achieve market acceptance of SUSTOL® (granisetron) extended-release injection (“SUSTOL”) and for future product candidates, including our positioning relative to competing products;

•

estimates of the outcomes of our New Drug Application (“NDA”) submission to the U.S. Food and Drug Administration (“FDA”) for CINVANTI™ (HTX-019) (“CINVANTI”) and potential regulatory approval for and commercial launch of CINVANTI;

•	any limitations or unfavorable warning or cautionary language that the FDA may ultimately impose on the label for CINVANTI;

•	the potential market opportunities for SUSTOL, CINVANTI and HTX-011;

•	our competitors’ activities, including decisions as to the timing of competing product launches, generic entrants, pricing and discounting;

•

whether safety and efficacy results of our clinical trials and other required tests for approval of our product candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our product candidates;

•

our ability to meet the post-marketing study requirements within the FDA’s mandated timelines and to obtain favorable results and comply with standard post-marketing requirements including U.S. federal advertising and promotion laws, federal and state anti-fraud and abuse laws, healthcare information privacy and security laws, safety surveillance, and disclosure of payments or other transfers of value to healthcare professionals and entities for SUSTOL or any of our product candidates;

•	our ability to successfully develop and achieve regulatory approval for other future product candidates utilizing our proprietary Biochronomer® sustained-release drug delivery technology;

•	our ability to establish key collaborations and vendor relationships for our products and any other future product candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	unanticipated delays due to manufacturing difficulties, supply constraints or changes in the regulatory environment;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	uncertainties associated with obtaining and enforcing patents to protect our products, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	our estimates regarding our capital requirements; and

•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and discussed elsewhere in this prospectus and the documents incorporated by reference herein. You should carefully review all of these factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this prospectus, and except as required by law, we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus may also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

ABOUT THE COMPANY

Unless the context requires otherwise, in this Prospectus, the “Company,” “Heron” “we,” “us” and “our” refer to Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing novel best-in-class treatments that address some of the biggest unmet patient needs. Heron is developing novel, patient-focused solutions that apply its innovative science and technologies to already-approved pharmacological agents for patients suffering from cancer or pain.

Our common stock is listed on The NASDAQ Capital Market under the symbol “HRTX.”

We were founded in February 1983 as a California corporation under the name AMCO Polymerics, Inc., or AMCO. AMCO changed its name to Advanced Polymer Systems, Inc. in 1984 and was reincorporated in the state of Delaware in 1987. We changed our name to A.P. Pharma, Inc. in May 2001 and changed our name from A.P. Pharma, Inc. to Heron Therapeutics, Inc. in January 2014. Our executive offices are located at 4242 Campus Point Court, Suite 200, San Diego, California 92121 and our telephone number is (858) 251-4400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 13 and “Information Incorporated by Reference” beginning on page 13.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement to this prospectus as well as in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For additional information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations, financial condition and prospects and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following is a description of our common stock and a summary of our preferred stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. Copies of our certificate of incorporation and bylaws may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

We are authorized to issue up to 102,500,000 shares of capital stock of which 100,000,000 shares are of common stock, par value $0.01 per share, and 2,500,000 shares are of preferred stock, par value $0.01 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by our Board of Directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

As of April 17, 2017, 53,696,906 shares of our common stock were issued and outstanding.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Listing. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “HRTX.”

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without further action by stockholders, to designate up to 2,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

As of April 17, 2017, no shares of preferred stock were issued and outstanding.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement and any free writing prospectus related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Certain Provisions Affecting Control of Heron Therapeutics

Certificate of Incorporation and Bylaw Provisions. Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Advance Notice Procedures. The advance notice procedures in our bylaws with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all such stockholder notices. These requirements may have the effect of precluding stockholders from bringing proposals relating to the nomination of candidates for election as directors or new business before the stockholders at an annual or special meeting.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Description of Warrants

General Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus, any applicable prospectus supplement or post-effective amendment.

Information regarding the beneficial ownership of our securities by a selling stockholder, the number of securities being offered by a selling stockholder and the number of securities beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in a post-effective amendment. The applicable prospectus supplement or post-effective amendment will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement or post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities issued pursuant to this prospectus and the terms of the offering in the applicable prospectus supplement. Discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on The NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

EXPERTS

OUM & Co. LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any warrants being offered hereby is being passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

2.

Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2017 that have been incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

4.	The Company’s Current Reports on Form 8-K filed with the SEC on January 24, 2017, March 17, 2017, April 3, 2017, April 24, 2017, and June 13, 2017; and

5.

The description of the Company’s common stock contained in the registration statement on Form 8-A, as amended, filed with the SEC on January 22, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at Heron Therapeutics, Inc., 4242 Campus Point Court, Suite 200, San Diego, California 92121, telephone number (858) 251-4400. You may also find these documents in the “Investor Relations” section of our website, www.herontx.com. The information on our website is not incorporated into this prospectus. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

             Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Cowen

Evercore ISI

Lead Manager

Cantor

Co-Managers

JMP Securities

Needham & Company

Northland Capital Markets

October         , 2019